Exhibit 99.1

Press Release
November 5, 2009
Holly Corporation Reports Third Quarter 2009 Results
Dallas, Texas, November 5, 2009 — Holly Corporation (NYSE-HOC) (“Holly” or the “Company”) today reported third quarter financial results. For the quarter, net income attributable to Holly Corporation stockholders was $23.5 million ($0.47 per basic and diluted share) compared to $49.9 million ($1.00 per basic and diluted share) for the same period of 2008. For the nine months ended September 30, 2009, net income was $60 million ($1.20 per basic and $1.19 per diluted share) compared to $70 million ($1.39 per basic and $1.38 per diluted share) for the first nine months of 2008.
Net income attributable to our stockholders for the third quarter and the nine months ended September 30, 2009 decreased by $26.4 million and $10 million, respectively, compared to the same periods of 2008. These decreases were principally due to industry-wide reduced refinery gross margins in the third quarter of 2009 relative to the high levels in the third quarter of 2008. While comparing the 2009 third quarter to the prior year’s third quarter, the impact of the overall margin decreases was somewhat mitigated by substantial production gains. Overall refinery gross margins for the quarter were $8.27 per produced barrel, a 45% decrease compared to $15.17 for the third quarter of 2008, and for the current year-to-date period were $8.90 per produced barrel, a 16% decrease compared to $10.57 for the first nine months of 2008. For the three and nine months ended September 30, 2009, our refinery production levels increased 79% and 28%, respectively, over the same periods of 2008 due to production from our newly acquired Tulsa refinery and production gains resulting from our recent Navajo and Woods Cross refinery capacity expansions. Also impacting production gains was scheduled downtime for major maintenance at the Navajo refinery in the first quarter of 2009 and at the Woods Cross refinery in the third quarter of 2008.
“Despite the continued challenging refining environment, our quarterly results remained profitable,” said Matthew Clifton, Chairman of the Board and Chief Executive Officer of Holly. “For the quarter, EBITDA was $73.6 million, a 30% increase over EBITDA for the second quarter of 2009. While overall margins remained tight this third quarter, we experienced improvements compared to the preceding second quarter in the markets served by our Woods Cross refinery where gross margins averaged $15.19 per barrel. Additionally, we benefited from strong spreads attributable to our specialty lubricants business, driving our margin level at the Tulsa refinery to $6.70 per barrel in the third quarter. At the Navajo refinery, margins fell slightly to $7.27 in the third quarter. Even with the improvement in company-wide margins from the second quarter of 2009, current year margin levels fell short of prior year levels due to very strong gasoline and distillate cracks realized in the third quarter of 2008. We benefited somewhat during the quarter from our recent Navajo refinery expansion with production volumes averaging just under 94,000 barrels per day. We expect our Navajo refinery phase two operational upgrades to be complete in early 2010, which will allow us to run a wider range of lower priced crudes while increasing our flexibility in varying the mix of transportation fuels. Additionally, our overall results benefited throughout the current year from the improvement in earnings attributable to our asphalt marketing business and increased contributions from Holly Energy Partners.”
“We recently announced an agreement to purchase Sinclair Oil Company’s 75,000 BPD refinery located in Tulsa, Oklahoma. Once acquired, we intend to integrate both of the Tulsa refinery operations into a single integrated facility operating at crude rate of approximately 125,000 BPD. This acquisition will enable us to increase our overall crude capacity by 40,000 BPSD, save approximately $125 million in previously required regulatory capital costs and raise the complexity of our overall Tulsa operations while preserving our high-value specialty products production capabilities.”
“Looking forward, the refining industry will remain challenging until economic activity increases and refined product inventories are reduced. We do believe, however, that the enhanced capabilities of our assets, the markets we serve and our attractive Tulsa acquisitions, combined with the quality of our employees and our strong balance sheet will continue to allow us to meet these challenges,” Clifton said.
Sales and other revenues for the 2009 third quarter were $1,490.4 million, a 13% decrease compared to the three months ended September 30, 2008. This decrease was due to the effects of a 42% decline in year-over-year third quarter sales prices of produced refined products sold, partially offset by a 63% current quarter increase in volumes of refined products sold over the same period in 2008. Cost of products sold was $1,295.4 million, a 16% decrease compared to the three months ended September 30, 2008 due mainly to lower crude oil acquisition costs.
Sales and other revenues for the first nine months of 2009 were $3,179.6 million, a 36% decrease compared to the nine months ended September 30, 2008. This decrease was due to the effects of an overall 43% decline in year-over-year prices of produced refined products sold for the current year-to-date period, partially offset by an 18% year-to-date increase in volumes of refined products sold over the same period in 2008. Cost of products sold was $2,687 million, a 41% decrease compared to the nine months ended September 30, 2008.
Operating costs and expenses for the three and nine months ended September 30, 2009 increased due to the inclusion of costs attributable to the operations of our Tulsa refinery beginning June 1, 2009, increased costs attributable to the operations of Holly Energy Partners, L.P. (“HEP”) and increased depreciation and amortization expense. A factor contributing to the overall year-to-date increase in operating costs and expenses was due to the inclusion of HEP’s costs for a full nine month period during the nine months ended September 30, 2009 compared to seven months in 2008 as a result of our reconsolidation of HEP effective March 1, 2008. For the nine months ended September 30, 2009, HEP’s operating costs and expenses were $56.3 million, an increase of $15.4 million compared to 2008. Additionally, interest expense for the nine months ended September 30, 2009 and 2008 primarily relates to interest costs attributable to HEP. We also incurred interest expense on our $200 million of Senior Notes starting in June 2009. This press release includes key segment information that shows the impact of HEP’s consolidation on certain balance sheet and income statement amounts.

The Company has scheduled a webcast conference call for today, November 5, 2009 at 4:00 PM Eastern Time to discuss financial results. This webcast may be accessed at: http://www.videonewswire.com/event.asp?id=63067.
An audio archive of this webcast will be available using the link above through November 18, 2009.
Holly Corporation, headquartered in Dallas, Texas, is an independent petroleum refiner and marketer that produces high value light products such as gasoline, diesel fuel and jet fuel. Holly operates through its subsidiaries a 100,000 BPSD refinery located in Artesia, New Mexico, a 31,000 BPSD refinery in Woods Cross, Utah and an 85,000 BPSD refinery located in Tulsa, Oklahoma that was acquired on June, 1 2009. Also, a subsidiary of Holly owns a 41% interest (including the general partner interest) in Holly Energy Partners, L.P., which through subsidiaries owns or leases approximately 2,700 miles of petroleum product and crude oil pipelines in Texas, New Mexico, Utah and Oklahoma and tankage and refined product terminals in several Southwest and Rocky Mountain states.
The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995: The statements in this press release relating to matters that are not historical facts are “forward-looking statements” based on management’s beliefs and assumptions using currently available information and expectations as of the date hereof, are not guarantees of future performance and involve certain risks and uncertainties, including those contained in our filings with the Securities and Exchange Commission. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that our expectations will prove correct. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements. Any differences could be caused by a number of factors, including, but not limited to, risks and uncertainties with respect to the actions of actual or potential competitive suppliers of refined petroleum products in the Company’s markets, the demand for and supply of crude oil and refined products, the spread between market prices for refined products and market prices for crude oil, the possibility of constraints on the transportation of refined products, the possibility of inefficiencies, curtailments or shutdowns in refinery operations or pipelines, effects of governmental and environmental regulations and policies, the availability and cost of financing to the Company, the effectiveness of the Company’s capital investments and marketing strategies, the Company’s efficiency in carrying out construction projects, the ability of the Company to acquire refined product operations or pipeline and terminal operations on acceptable terms and to integrate any future acquired operations, the Company’s ability to successfully complete the pending acquisition of the Sinclair refinery and to integrate the operations of the Tulsa refinery and the Sinclair refinery into a single facility and into its business, the possibility of terrorist attacks and the consequences of any such attacks, general economic conditions, and other financial, operational and legal risks and uncertainties detailed from time to time in the Company’s Securities and Exchange Commission filings. The forward-looking statements speak only as of the date made and, other than as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

RESULTS OF OPERATIONS
Financial Data (all information in this release is unaudited)

	Three Months Ended
	September 30,		Change from 2008
	2009	2008	Change	Percent
		(In thousands, except per share data)

Sales and other revenues	$1,490,429	$1,719,920	$(229,491)	(13.3)%
Operating costs and expenses:
Cost of products sold (exclusive of depreciation and amortization)	1,295,438	1,534,776	(239,338)	(15.6)
Operating expenses (exclusive of depreciation and amortization)	97,063	71,130	25,933	36.5
General and administrative expenses (exclusive of depreciation and amortization)	16,728	14,298	2,430	17.0
Depreciation and amortization	24,267	16,740	7,527	45.0

Total operating costs and expenses	1,433,496	1,636,944	(203,448)	(12.4)

Income from operations	56,933	82,976	(26,043)	(31.4)
Other income (expense):
Equity in earnings of SLC Pipeline	646	—	646	—
Interest income	231	1,896	(1,665)	(87.8)
Interest expense	(12,405)	(7,376)	(5,029)	68.2
Acquisition costs — Tulsa refineries	(378)	—	(378)	—

	(11,906)	(5,480)	(6,426)	117.3

Income before income taxes	45,027	77,496	(32,469)	(41.9)
Income tax provision	13,680	25,750	(12,070)	(46.9)

Net income(1)	31,347	51,746	(20,399)	(39.4)
Less noncontrolling interest in net income(1)	7,863	1,847	6,016	325.7

Net income attributable to Holly Corporation stockholders(1)	$23,484	$49,899	$(26,415)	(52.9)%

Net income per share attributable to Holly Corporation stockholders — basic	$0.47	$1.00	$(0.53)	(53.0)%

Net income per share attributable to Holly Corporation stockholders — diluted	$0.47	$1.00	$(0.53)	(53.0)%

Cash dividends declared per common share	$0.15	$0.15	$—	—%

Average number of common shares outstanding:
Basic	50,244	49,717	527	1.1%
Diluted	50,327	50,032	295	0.6%

EBITDA	$73,605	$97,869	$(24,264)	(24.8)%

	Nine Months Ended
	September 30,		Change from 2008
	2009	2008	Change	Percent
	(In thousands, except per share data)

Sales and other revenues	$3,179,633	$4,943,726	$(1,764,093)	(35.7)%
Operating costs and expenses:
Cost of products sold (exclusive of depreciation and amortization)	2,687,018	4,538,763	(1,851,745)	(40.8)
Operating expenses (exclusive of depreciation and amortization)	242,773	206,013	36,760	17.8
General and administrative expenses (exclusive of depreciation and amortization)	43,583	40,177	3,406	8.5
Depreciation and amortization	70,088	45,978	24,110	52.4

Total operating costs and expenses	3,043,462	4,830,931	(1,787,469)	(37.0)

Income from operations	136,171	112,795	23,376	20.7
Other income (expense):
Equity in earnings of SLC Pipeline	1,309	—	1,309	—
Interest income	2,561	9,277	(6,716)	(72.4)
Interest expense	(25,849)	(15,619)	(10,230)	65.5
Acquisition costs — Tulsa refineries	(1,988)	—	(1,988)	—
Equity in earnings of HEP	—	2,990	(2,990)	(100.0)

	(23,967)	(3,352)	(20,615)	615.0

Income before income taxes	112,204	109,443	2,761	2.5
Income tax provision	35,386	36,301	(915)	(2.5)

Net income(1)	76,818	73,142	3,676	5.0
Less noncontrolling interest in net income(1)	16,784	3,142	13,642	434.2

Net income attributable to Holly Corporation stockholders(1)	$60,034	$70,000	$(9,966)	(14.2)%

Net income per share attributable to Holly Corporation stockholders — basic	$1.20	$1.39	$(0.19)	(13.7)%

Net income per share attributable to Holly Corporation stockholders — diluted	$1.19	$1.38	$(0.19)	(13.8)%

Cash dividends declared per common share	$0.45	$0.45	$—	—%

Average number of common shares outstanding:
Basic	50,153	50,339	(186)	(0.4)%
Diluted	50,272	50,717	(445)	(0.9)%

EBITDA	$188,796	$158,621	$30,175	19.0%
Balance Sheet Data

	September 30,	December 31,
	2009	2008
	(In thousands)

Cash, cash equivalents and investments in marketable securities	$99,553	$96,008
Working capital	$177,847	$68,465
Total assets	$2,698,098	$1,874,225
Long-term debt — Holly Corporation	$188,204	$—
Long-term debt — Holly Energy Partners	$417,628	$341,914
Total equity(1)	$1,047,356	$936,332

(1)	During the first quarter of 2009, we adopted accounting standards under Accounting Standards Codification (“ASC”) Topic “Noncontrolling Interest in a Subsidiary” (previously Statement of Financial Accounting Standard (“SFAS”) No. 160). As a result, net income attributable to the noncontrolling interest in our HEP subsidiary is now presented as an adjustment to net income to arrive at “Net income attributable to Holly Corporation stockholders” in our Consolidated Statements of Income. Prior to our adoption of these standards, this amount was presented as “Minority interest in earnings of HEP,” a non-operating expense item before “Income before income taxes.” Additionally, equity attributable to noncontrolling interests is now presented as a separate component of total equity in our consolidated financial statements. We have adopted these standards on a retrospective basis. While this presentation differs from previous requirements under generally accepted accounting principles in the United States (“GAAP”), it did not affect our net income and equity attributable to Holly Corporation stockholders.
Segment Information
Our operations are currently organized into two reportable segments, Refining and HEP. Our operations that are not included in the Refining and HEP segments are included in Corporate and Other. Intersegment transactions are eliminated in our consolidated financial statements and are included in Consolidations and Eliminations.
The Refining segment includes the operations of our Navajo, Woods Cross and Tulsa refineries and Holly Asphalt Company. The Refining segment involves the purchase and refining of crude oil and wholesale and branded marketing of refined products, such as gasoline, diesel fuel, jet fuel and specialty lubricant products. The petroleum products produced by the Refining segment are primarily marketed in the southwest, rocky mountain and mid-continent regions of the United States and northern Mexico. Additionally, the Refining segment includes specialty lubricant products produced at our Tulsa refinery that are marketed throughout North America and are distributed in Central and South America. Holly Asphalt Company manufactures and markets asphalt and asphalt products in Arizona, New Mexico, Texas and northern Mexico.
The HEP segment involves all of the operations of HEP effective March 1, 2008 (date of reconsolidation). HEP owns and operates a system of petroleum product and crude gathering pipelines in Texas, New Mexico, Oklahoma and Utah, distribution terminals in Texas, New Mexico, Arizona, Utah, Idaho, and Washington and refinery tankage in New Mexico and Utah. Revenues are generated by charging tariffs for transporting petroleum products and crude oil through its pipelines and by charging fees for terminalling petroleum products and other hydrocarbons, and storing and providing other services at their storage tanks and terminals. The HEP segment also includes a 70% interest in Rio Grande Pipeline Company (“Rio Grande”) which provides petroleum products transportation services. Additionally, HEP owns a 25% interest in SLC Pipeline LLC (“SLC Pipeline”) that services refineries in the Salt Lake City, Utah area. Revenues from the HEP segment are earned through transactions for pipeline transportation, rental and terminalling operations as well as revenues relating to pipeline transportation services provided for our refining operations and from HEP’s interest in Rio Grande.

				Consolidations
			Corporate and	and	Consolidated
	Refining	HEP	Other	Eliminations	Total
	(In thousands)

Three Months Ended September 30, 2009
Sales and other revenues	$1,476,304	$42,743	$229	$(28,847)	$1,490,429
Operating expenses	$85,735	$11,449	$7	$(128)	$97,063
General and administrative expenses	$—	$1,848	$14,879	$—	$16,727
Depreciation and amortization	$16,527	$6,215	$1,525	$—	$24,267
Income (loss) from operations	$50,584	$23,231	$(16,183)	$(699)	$56,933

Three Months Ended September 30, 2008
Sales and other revenues	$1,711,445	$30,518	$570	$(22,613)	$1,719,920
Operating expenses	$60,084	$11,033	$13	$—	$71,130
General and administrative expenses	$4	$1,596	$12,698	$—	$14,298
Depreciation and amortization	$9,666	$6,044	$1,030	$—	$16,740
Income (loss) from operations	$84,302	$11,845	$(13,171)	$—	$82,976

				Consolidations
			Corporate	and	Consolidated
	Refining	HEP	and Other	Eliminations	Total
	(In thousands)
Nine Months Ended September 30, 2009
Sales and other revenues	$3,133,133	$115,470	$3,307	$(72,277)	$3,179,633
Operating expenses	$209,790	$33,331	$34	$(382)	$242,773
General and administrative expenses	$—	$4,990	$38,580	$—	$43,570
Depreciation and amortization	$46,310	$18,515	$5,263	$—	$70,088
Income (loss) from operations	$118,819	$58,634	$(40,583)	$(699)	$136,171

Nine Months Ended September 30, 2008
Sales and other revenues	$4,925,022	$67,234	$1,857	$(50,387)	$4,943,726
Operating expenses	$181,483	$24,694	$20	$(184)	$206,013
General and administrative expenses	$5	$3,477	$36,695	$—	$40,177
Depreciation and amortization	$28,646	$14,274	$3,058	$—	$45,978
Income (loss) from operations	$125,922	$24,789	$(37,916)	$—	$112,795

September 30, 2009
Cash, cash equivalents and investments in marketable securities	$—	$4,050	$95,503	$—	$99,553
Total assets	$1,879,753	$538,538	$307,237	$(27,430)	$2,698,098

December 31, 2008
Cash, cash equivalents and investments in marketable securities	$—	$5,269	$90,739	$—	$96,008
Total assets	$1,288,211	$458,049	$141,768	$(13,803)	$1,874,225
Refining Operating Data
Our refinery operations include the Navajo, Woods Cross and Tulsa refineries. The following tables set forth information, including non-GAAP performance measures about our consolidated refinery operations. The cost of products and refinery gross margin do not include the effect of depreciation and amortization. Reconciliations to amounts reported under GAAP are provided under “Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles” below.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
Navajo Refinery
Crude charge (BPD) (1)	86,250	78,610	76,670	78,200
Refinery production (BPD) (2)	93,620	88,710	84,560	86,780
Sales of produced refined products (BPD)	94,000	88,920	84,100	87,630
Sales of refined products (BPD) (3)	96,580	94,760	88,110	96,290

Refinery utilization (4)	86.2%	92.5%	80.7%	92.0%

Average per produced barrel (5)
Net sales	$78.15	$133.44	$69.21	$122.82
Cost of products (6)	70.88	120.75	60.25	113.76

Refinery gross margin	7.27	12.69	8.96	9.06
Refinery operating expenses (7)	4.37	4.92	4.88	4.96

Net operating margin	$2.90	$7.77	$4.08	$4.10

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
Feedstocks:
Sour crude oil	86%	75%	84%	79%
Sweet crude oil	6%	13%	6%	10%
Other feedstocks and blends	8%	12%	10%	11%

Total	100%	100%	100%	100%

Sales of produced refined products:
Gasolines	56%	56%	57%	57%
Diesel fuels	33%	34%	33%	33%
Jet fuels	3%	1%	2%	1%
Fuel oil	4%	3%	3%	3%
Asphalt	2%	3%	3%	3%
LPG and other	2%	3%	2%	3%

Total	100%	100%	100%	100%

Woods Cross Refinery(8)
Crude charge (BPD) (1)	26,860	14,400	25,670	21,090
Refinery production (BPD) (2)	27,630	15,080	26,220	21,330
Sales of produced refined products (BPD)	27,100	17,250	27,060	22,090
Sales of refined products (BPD) (3)	27,150	18,450	27,520	23,470

Refinery utilization (4)	86.7%	55.4%	81.9%	81.1%

Average per produced barrel (5)
Net sales	$80.87	$145.86	$66.87	$124.98
Cost of products (6)	65.68	117.82	55.22	108.40

Refinery gross margin	15.19	28.04	11.65	16.58
Refinery operating expenses (7)	6.44	8.78	6.45	7.59

Net operating margin	$8.75	$19.26	$5.20	$8.99

Feedstocks:
Sour crude oil	6%	—%	4%	1%
Sweet crude oil	61%	68%	63%	74%
Black wax crude oil	27%	23%	28%	20%
Other feedstocks and blends	6%	9%	5%	5%

Total	100%	100%	100%	100%

Sales of produced refined products:
Gasolines	59%	59%	65%	63%
Diesel fuels	32%	35%	28%	28%
Jet fuels	3%	1%	1%	1%
Fuel oil	3%	3%	3%	5%
Asphalt	2%	1%	1%	1%
LPG and other	1%	1%	2%	2%

Total	100%	100%	100%	100%

Tulsa Refinery(9)
Crude charge (BPD) (1)	66,230	—	28,300	—
Refinery production (BPD) (2)	64,230	—	27,400	—
Sales of produced refined products (BPD)	60,600	—	26,080	—
Sales of refined products (BPD) (3)	60,850	—	26,250	—

Refinery utilization (4)	77.9%	—%	74.5%	—%

Average per produced barrel (5)
Net sales	$76.80	$—	$76.65	$—
Cost of products (6)	70.10	—	70.80	—

Refinery gross margin	6.70	—	5.85	—
Refinery operating expenses (7)	4.64	—	4.76	—

Net operating margin	$2.06	$—	$1.09	$—

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
Feedstocks:
Sour crude oil	—%	—%	—%	—%
Sweet crude oil	100%	—%	100%	—%
Other feedstocks and blends	—%	—%	—%	—%

Total	100%	—%	100%	—%

Sales of produced refined products:
Gasolines	23%	—%	23%	—%
Diesel fuels	30%	—%	30%	—%
Jet fuels	11%	—%	11%	—%
Lubricants	18%	—%	18%	—%
Gas oil / intermediates	16%	—%	16%	—%
LPG and other	2%	—%	2%	—%

Total	100%	—%	100%	—%

Consolidated
Crude charge (BPD) (1)	179,350	93,010	130,640	99,290
Refinery production (BPD) (2)	185,480	103,790	138,190	108,110
Sales of produced refined products (BPD)	181,690	106,170	137,240	109,720
Sales of refined products (BPD) (3)	184,570	113,210	141,890	119,760

Refinery utilization (4)	83.0%	83.8%	80.5%	89.5%

Average per produced barrel (5)
Net sales	$78.11	$135.45	$70.16	$123.25
Cost of products (6)	69.84	120.28	61.26	112.68

Refinery gross margin	8.27	15.17	8.90	10.57
Refinery operating expenses (7)	4.77	5.55	5.17	5.49

Net operating margin	$3.50	$9.62	$3.73	$5.08

Feedstocks:
Sour crude oil	44%	64%	52%	63%
Sweet crude oil	47%	21%	36%	23%
Black wax crude oil	4%	3%	5%	4%
Other feedstocks and blends	5%	12%	7%	10%

Total	100%	100%	100%	100%

Sales of produced refined products:
Gasolines	45%	57%	52%	58%
Diesel fuels	32%	34%	31%	32%
Jet fuels	6%	1%	3%	1%
Fuel oil	2%	3%	3%	3%
Asphalt	2%	3%	2%	3%
Lubricants	6%	—%	4%	—%
Gas oil / intermediates	5%	—%	3%	—%
LPG and other	2%	2%	2%	3%

Total	100%	100%	100%	100%

(1)	Crude charge represents the barrels per day of crude oil processed at our refineries.

(2)	Refinery production represents the barrels per day of refined products yielded from processing crude and other refinery feedstocks through the crude units and other conversion units at our refineries.

(3)	Includes refined products purchased for resale.

(4)	Represents crude charge divided by total crude capacity (BPSD). Our consolidated crude capacity was increased by 5,000 BPSD effective January 1, 2009 (our Woods Cross refinery expansion), 15,000 BPSD effective April 1, 2009 (our Navajo refinery expansion) and 85,000 BPSD effective June 1, 2009 (our Tulsa refinery acquisition), increasing our consolidated crude capacity to 216,000 BPSD.

(5)	Represents average per barrel amount for produced refined products sold, which is a non-GAAP measure. Reconciliations to amounts reported under GAAP are provided under “Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles” below.

(6)	Transportation costs billed from HEP are included in cost of products.

(7)	Represents operating expenses of our refineries, exclusive of depreciation and amortization.

(8)	There was a scheduled major maintenance turnaround at the Woods Cross refinery during the 2008 third quarter.

(9)	The amounts reported for the Tulsa refinery for the nine months ended September 30, 2009 include crude oil processed and products yielded from the refinery for the period from June 1, 2009 through September 30, 2009 only, and averaged over the 273 days for the nine months ended. Operating data for the period from June 1, 2009 through September 30, 2009 is as follows:

Tulsa Refinery
Crude charge (BPD)	63,330
Refinery production (BPD)	61,310
Sales of produced refined products (BPD)	58,360
Sales of refined products (BPD)	58,740
Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles
Reconciliations of earnings before interest, taxes, depreciation and amortization (“EBITDA”) to amounts reported under generally accepted accounting principles in financial statements.
Earnings before interest, taxes, depreciation and amortization, which we refer to as EBITDA, is calculated as net income attributable to Holly Corporation stockholders plus (i) interest expense, net of interest income, (ii) income tax provision, and (iii) depreciation and amortization. EBITDA is not a calculation provided for under accounting principles generally accepted in the United States; however, the amounts included in the EBITDA calculation are derived from amounts included in our consolidated financial statements. EBITDA should not be considered as an alternative to net income or operating income as an indication of our operating performance or as an alternative to operating cash flow as a measure of liquidity. EBITDA is not necessarily comparable to similarly titled measures of other companies. EBITDA is presented here because it is a widely used financial indicator used by investors and analysts to measure performance. EBITDA is also used by our management for internal analysis and as a basis for financial covenants.
Set forth below is our calculation of EBITDA.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
	(In thousands)

Net income attributable to Holly Corporation stockholders	$23,484	$49,899	$60,034	$70,000
Add provision for income tax	13,680	25,750	35,386	36,301
Add interest expense	12,405	7,376	25,849	15,619
Subtract interest income	(231)	(1,896)	(2,561)	(9,277)
Add depreciation and amortization	24,267	16,740	70,088	45,978

EBITDA	$73,605	$97,869	$188,796	$158,621

Reconciliations of refinery operating information (non-GAAP performance measures) to amounts reported under generally accepted accounting principles in financial statements.
Refinery gross margin and net operating margin are non-GAAP performance measures that are used by our management and others to compare our refining performance to that of other companies in our industry. We believe these margin measures are helpful to investors in evaluating our refining performance on a relative and absolute basis.
We calculate refinery gross margin and net operating margin using net sales, cost of products and operating expenses, in each case averaged per produced barrel sold. These two margins do not include the effect of depreciation and amortization. Each of these component performance measures can be reconciled directly to our Consolidated Statements of Income.
Other companies in our industry may not calculate these performance measures in the same manner.

Refinery Gross Margin
Refinery gross margin per barrel is the difference between average net sales price and average cost of products per barrel of produced refined products. Refinery gross margin for each of our refineries and for all of our refineries on a consolidated basis is calculated as shown below.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
Average per produced barrel:

Navajo Refinery
Net sales	$78.15	$133.44	$69.21	$122.82
Less cost of products	70.88	120.75	60.25	113.76

Refinery gross margin	$7.27	$12.69	$8.96	$9.06

Woods Cross Refinery
Net sales	$80.87	$145.86	$66.87	$124.98
Less cost of products	65.68	117.82	55.22	108.40

Refinery gross margin	$15.19	$28.04	$11.65	$16.58

Tulsa Refinery
Net sales	$76.80	$—	$76.65	$—
Less cost of products	70.10	—	70.80	—

Refinery gross margin	$6.70	$—	$5.85	$—

Consolidated
Net sales	$78.11	$135.45	$70.16	$123.25
Less cost of products	69.84	120.28	61.26	112.68

Refinery gross margin	$8.27	$15.17	$8.90	$10.57

Net Operating Margin
Net operating margin per barrel is the difference between refinery gross margin and refinery operating expenses per barrel of produced refined products. Net operating margin for each of our refineries and for all of our refineries on a consolidated basis is calculated as shown below.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
Average per produced barrel:

Navajo Refinery
Refinery gross margin	$7.27	$12.69	$8.96	$9.06
Less refinery operating expenses	4.37	4.92	4.88	4.96

Net operating margin	$2.90	$7.77	$4.08	$4.10

Woods Cross Refinery
Refinery gross margin	$15.19	$28.04	$11.65	$16.58
Less refinery operating expenses	6.44	8.78	6.45	7.59

Net operating margin	$8.75	$19.26	$5.20	$8.99

Tulsa Refinery
Refinery gross margin	$6.70	$—	$5.85	$—
Less refinery operating expenses	4.64	—	4.76	—

Net operating margin	$2.06	$—	$1.09	$—

Consolidated
Refinery gross margin	$8.27	$15.17	$8.90	$10.57
Less refinery operating expenses	4.77	5.55	5.17	5.49

Net operating margin	$3.50	$9.62	$3.73	$5.08

Below are reconciliations to our Consolidated Statements of Income for (i) net sales, cost of products and operating expenses, in each case averaged per produced barrel sold, and (ii) net operating margin and refinery gross margin. Due to rounding of reported numbers, some amounts may not calculate exactly.
Reconciliations of refined product sales from produced products sold to total sales and other revenue

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
Navajo Refinery
Average sales price per produced barrel sold	$78.15	$133.44	$69.21	$122.82
Times sales of produced refined products sold (BPD)	93,996	88,920	84,102	87,630
Times number of days in period	92	92	273	274

Refined product sales from produced products sold	$675,812	$1,091,625	$1,589,051	$2,948,984

Woods Cross Refinery
Average sales price per produced barrel sold	$80.87	$145.86	$66.87	$124.98
Times sales of produced refined products sold (BPD)	27,098	17,250	27,061	22,090
Times number of days in period	92	92	273	274

Refined product sales from produced products sold	$201,610	$231,480	$494,012	$756,461

Tulsa Refinery
Average sales price per produced barrel sold	$76.80	$—	$76.65	$—
Times sales of produced refined products sold (BPD)	60,596	—	26,077	—
Times number of days in period	92	—	273	—

Refined product sales from produced products sold	$428,147	$—	$545,673	$—

Sum of refined products sales from produced products sold from our three refineries (4)	$1,305,569	$1,323,105	$2,628,736	$3,705,445
Add refined product sales from purchased products and rounding(1)	21,539	83,435	83,579	338,933

Total refined products sales	1,327,108	1,406,540	2,712,315	4,044,378
Add direct sales of excess crude oil(2)	98,540	259,725	320,416	777,162
Add other refining segment revenue(3)	50,656	45,180	100,402	103,482

Total refining segment revenue	1,476,304	1,711,445	3,133,133	4,925,022
Add HEP segment sales and other revenue	42,743	30,518	115,470	67,234
Add corporate and other revenues	229	570	3,307	1,857
Subtract consolidations and eliminations	(28,847)	(22,613)	(72,277)	(50,387)

Sales and other revenues	$1,490,429	$1,719,920	$3,179,633	$4,943,726

(1)	We purchase finished products when opportunities arise that provide a profit on the sale of such products, or to meet delivery commitments.

(2)	We purchase crude oil that at times exceeds the supply needs of our refineries. Quantities in excess of our needs are sold at market prices to purchasers of crude oil that are recorded on a gross basis with the sales price recorded as revenues and the corresponding acquisition cost as inventory and then upon sale as cost of products sold. Additionally, we enter into buy/sell exchanges of crude oil with certain parties to facilitate the delivery of quantities to certain locations that are netted at carryover cost.

(3)	Other refining segment revenue includes the revenues associated with Holly Asphalt Company and revenue derived from feedstock and sulfur credit sales.

(4)	The above calculations of refined product sales from produced products sold can also be computed on a consolidated basis. These amounts may not calculate exactly due to rounding of reported numbers.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008

Average sales price per produced barrel sold	$78.11	$135.45	$70.16	$123.25
Times sales of produced refined products sold (BPD)	181,690	106,170	137,240	109,720
Times number of days in period	92	92	273	274

Refined product sales from produced products sold	$1,305,569	$1,323,105	$2,628,736	$3,705,445

Reconciliation of average cost of products per produced barrel sold to total cost of products sold

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
Navajo Refinery
Average cost of products per produced barrel sold	$70.88	$120.75	$60.25	$113.76
Times sales of produced refined products sold (BPD)	93,996	88,920	84,102	87,630
Times number of days in period	92	92	273	274

Cost of products for produced products sold	$612,944	$987,812	$1,383,331	$2,731,448

Woods Cross Refinery
Average cost of products per produced barrel sold	$65.68	$117.82	$55.22	$108.40
Times sales of produced refined products sold (BPD)	27,098	17,250	27,061	22,090
Times number of days in period	92	92	273	274

Cost of products for produced products sold	$163,741	$186,980	$407,946	$656,108

Tulsa Refinery
Average cost of products per produced barrel sold	$70.10	$—	$70.80	$—
Times sales of produced refined products sold (BPD)	60,596	—	26,077	—
Times number of days in period	92	—	273	—

Cost of products for produced products sold	$390,796	$—	$504,027	$—

Sum of cost of products for produced products sold from our three refineries (4)	$1,167,481	$1,174,792	$2,295,304	$3,387,556
Add refined product costs from purchased products sold and rounding (1)	22,295	85,188	88,271	343,712

Total refined cost of products sold	1,189,776	1,259,980	2,383,575	3,731,268
Add crude oil cost of direct sales of excess crude oil(2)	97,400	257,033	317,954	771,209
Add other refining segment costs of products sold(3)	36,282	40,376	56,685	86,489

Total refining segment cost of products sold	1,323,458	1,557,389	2,758,214	4,588,966
Subtract consolidations and eliminations	(28,020)	(22,613)	(71,196)	(50,203)

Costs of products sold (exclusive of depreciation and amortization)	$1,295,438	$1,534,776	$2,687,018	$4,538,763

(1)	We purchase finished products when opportunities arise that provide a profit on the sale of such products, or to meet delivery commitments.

(2)	We purchase crude oil that at times exceeds the supply needs of our refineries. Quantities in excess of our needs are sold at market prices to purchasers of crude oil that are recorded on a gross basis with the sales price recorded as revenues and the corresponding acquisition cost as inventory and then upon sale as cost of products sold. Additionally, we enter into buy/sell exchanges of crude oil with certain parties to facilitate the delivery of quantities to certain locations that are netted at carryover cost.

(3)	Other refining segment cost of products sold includes the cost of products for Holly Asphalt Company and costs attributable to feedstock and sulfur credit sales.

(4)	The above calculations of cost of products from produced products sold can also be computed on a consolidated basis. These amounts may not calculate exactly due to rounding of reported numbers.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008

Average cost of products per produced barrel sold	$69.84	$120.28	$61.26	$112.68
Times sales of produced refined products sold (BPD)	181,690	106,170	137,240	109,720
Times number of days in period	92	92	273	274

Cost of products for produced products sold	$1,167,481	$1,174,792	$2,295,304	$3,387,556

Reconciliation of average refinery operating expenses per produced barrel sold to total operating expenses

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
Navajo Refinery
Average refinery operating expenses per produced barrel sold	$4.37	$4.92	$4.88	$4.96
Times sales of produced refined products sold (BPD)	93,996	88,920	84,102	87,630
Times number of days in period	92	92	273	274

Refinery operating expenses for produced products sold	$37,790	$40,249	$112,044	$119,093

Woods Cross Refinery
Average refinery operating expenses per produced barrel sold	$6.44	$8.78	$6.45	$7.59
Times sales of produced refined products sold (BPD)	27,098	17,250	27,061	22,090
Times number of days in period	92	92	273	274

Refinery operating expenses for produced products sold	$16,055	$13,934	$47,650	$45,940

Tulsa Refinery
Average refinery operating expenses per produced barrel sold	$4.64	$—	$4.76	$—
Times sales of produced refined products sold (BPD)	60,596	—	26,077	—
Times number of days in period	92	—	273	—

Refinery operating expenses for produced products sold	$25,867	$—	$33,887	$—

Sum of refinery operating expenses per produced products sold from our three refineries (2)	$79,712	$54,183	$193,581	$165,033
Add other refining segment operating expenses and rounding (1)	6,023	5,901	16,209	16,450

Total refining segment operating expenses	85,735	60,084	209,790	181,483
Add HEP segment operating expenses	11,449	11,033	33,331	24,694
Add corporate and other costs	7	13	34	20
Subtract consolidations and eliminations	(128)	—	(382)	(184)

Operating expenses (exclusive of depreciation and amortization)	$97,063	$71,130	$242,773	$206,013

(1)	Other refining segment operating expenses include the marketing costs associated with our refining segment and the operating expenses of Holly Asphalt Company.

(2)	The above calculations of refinery operating expenses from produced products sold can also be computed on a consolidated basis. These amounts may not calculate exactly due to rounding of reported numbers.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008

Average refinery operating expenses per produced barrel sold	$4.77	$5.55	$5.17	$5.49
Times sales of produced refined products sold (BPD)	181,690	106,170	137,240	109,720
Times number of days in period	92	92	273	274

Refinery operating expenses for produced products sold	$79,712	$54,183	$193,581	$165,033

Reconciliation of net operating margin per barrel to refinery gross margin per barrel to total sales and other revenues

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
Navajo Refinery
Net operating margin per barrel	$2.90	$7.77	$4.08	$4.10
Add average refinery operating expenses per produced barrel	4.37	4.92	4.88	4.96

Refinery gross margin per barrel	7.27	12.69	8.96	9.06
Add average cost of products per produced barrel sold	70.88	120.75	60.25	113.76

Average sales price per produced barrel sold	$78.15	$133.44	$69.21	$122.82
Times sales of produced refined products sold (BPD)	93,996	88,920	84,102	87,630
Times number of days in period	92	92	273	274

Refined products sales from produced products sold	$675,812	$1,091,625	$1,589,051	$2,948,984

Woods Cross Refinery
Net operating margin per barrel	$8.75	$19.26	$5.20	$8.99
Add average refinery operating expenses per produced barrel	6.44	8.78	6.45	7.59

Refinery gross margin per barrel	15.19	28.04	11.65	16.58
Add average cost of products per produced barrel sold	65.68	117.82	55.22	108.40

Average net sales per produced barrel sold	$80.87	$145.86	$66.87	$124.98
Times sales of produced refined products sold (BPD)	27,098	17,250	27,061	22,090
Times number of days in period	92	92	273	274

Refined products sales from produced products sold	$201,610	$231,480	$494,012	$756,461

Tulsa Refinery
Net operating margin per barrel	$2.06	$—	$1.09	$—
Add average refinery operating expenses per produced barrel	4.64	—	4.76	—

Refinery gross margin per barrel	6.70	—	5.85	—
Add average cost of products per produced barrel sold	70.10	—	70.80	—

Average net sales per produced barrel sold	$76.80	$—	$76.65	$—
Times sales of produced refined products sold (BPD)	60,596	—	26,077	—
Times number of days in period	92	—	273	—

Refined products sales from produced products sold	$428,147	$—	$545,673	$—

Sum of refined products sales from produced products sold from our three refineries (4)	$1,305,569	$1,323,105	$2,628,736	$3,705,445
Add refined product sales from purchased products and rounding (1)	21,539	83,435	83,579	338,933

Total refined products sales	1,327,108	1,406,540	2,712,315	4,044,378
Add direct sales of excess crude oil(2)	98,540	259,725	320,416	777,162
Add other refining segment revenue (3)	50,656	45,180	100,402	103,482

Total refining segment revenue	1,476,304	1,711,445	3,133,133	4,925,022
Add HEP segment sales and other revenues	42,743	30,518	115,470	67,234
Add corporate and other revenues	229	570	3,307	1,857
Subtract consolidations and eliminations	(28,847)	(22,613)	(72,277)	(50,387)

Sales and other revenues	$1,490,429	$1,719,920	$3,179,633	$4,943,726

(1)	We purchase finished products when opportunities arise that provide a profit on the sale of such products or to meet delivery commitments.

(2)	We purchase crude oil that at times exceeds the supply needs of our refineries. Quantities in excess of our needs are sold at market prices to purchasers of crude oil that are recorded on a gross basis with the sales price recorded as revenues and the corresponding acquisition cost as inventory and then upon sale as cost of products sold. Additionally, we enter into buy/sell exchanges of crude oil with certain parties to facilitate the delivery of quantities to certain locations that are netted at carryover cost.

(3)	Other refining segment revenue includes the revenues associated with Holly Asphalt Company and revenue derived from feedstock and sulfur credit sales.

(4)	The above calculations of refined product sales from produced products sold can also be computed on a consolidated basis. These amounts may not calculate exactly due to rounding of reported numbers.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008

Net operating margin per barrel	$3.50	$9.62	$3.73	$5.08
Add average refinery operating expenses per produced barrel	4.77	5.55	5.17	5.49

Refinery gross margin per barrel	8.27	15.17	8.90	10.57
Add average cost of products per produced barrel sold	69.84	120.28	61.26	112.68

Average sales price per produced barrel sold	$78.11	$135.45	$70.16	$123.25
Times sales of produced refined products sold (BPD)	181,690	106,170	137,240	109,720
Times number of days in period	92	92	273	274

Refined product sales from produced products sold	$1,305,569	$1,323,105	$2,628,736	$3,705,445

FOR FURTHER INFORMATION, Contact:
Bruce R, Shaw, Senior Vice President and
Chief Financial Officer
M. Neale Hickerson, Vice President,
Investor Relations
Holly Corporation
214/871-3555